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                                                                      EXHIBIT 21


                                 Subsidiaries
                                 ------------

Name                                          State of Incorporation
------------------                            ----------------------

HDS Network Systems Investments, Inc.         Delaware
Human Designed Systems Licensing, Inc.        Delaware
Information Technology Consulting, Inc.       Delaware
Bridging Data Technology, Inc.                Delaware